EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of GSI Group Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas R. Swain, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ THOMAS R. SWAIN

Thomas R. Swain
Vice President, Finance and Chief Financial Officer

November 9, 2005

This Certification shall not be deemed part of the Report or incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission by implication or by any reference in any such filings to the Report.

A signed original of this written statement required by Section 906 has been provided to GSI Group Inc. and will be retained by GSI Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.